UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

          POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP (Exact Name of
                     Registrant as Specified in Its Charter)

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              Delaware                                       91-1313292
   (State or Other Jurisdiction of                         (I.R.S. Employer
    Incorporation or Organization)                        Identification No.)

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               19245 Tenth Avenue N.E., Poulsbo, Washington 98370
          (Address of Principal Executive Offices, including Zip Code)

                     Pope Resources 2005 Unit Incentive Plan
                            (Full Title of the Plan)

                                    C T Corp.
                              520 Pike Street #2610
                            Seattle, Washington 98101
                     (Name and Address of Agent for Service)

                                 (206) 622-4511
          (Telephone Number, Including Area Code, of Agent for Service)

                                    Copy to:
                                  Greg F. Adams
                               Marcus J. Williams
                            Davis Wright Tremaine LLP
                               2600 Century Square
                               1501 Fourth Avenue
                         Seattle, Washington 98101-1688

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of                Amount to be   Proposed    Proposed         Amount of
Securities to           Registered     Maximum     Maximum          Registration
be Registered(1)        (1)(2)(3)      Offering    Aggregate        Fee
                                       Price Per   Offering
                                       Unit(3)     Price
--------------------------------------------------------------------------------
Limited Partnership
Units                   1,105,815      $34.78      $38,460,245.70   $4,526.77
================================================================================

(1) This Registration Statement also relates to such additional and indeterminable number of Limited Partnership Units as may become issuable as a result of stock dividends, stock splits, recapitalizations, mergers, reorganizations, combinations or exchanges or other similar events.
(2) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.
(3) Estimated for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, the price per share was determined by calculating the average of the high and low prices of the Limited Partnership Units as reported in the Nasdaq National Market on August 31, 2005.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by Pope Resources, a Delaware limited partnership (the "Registrant") are hereby incorporated by reference into this Registration
Statement:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the Commission on March 9, 2005;

     (b) The Registrant's Quarterly Reports on Form 10-Q for the periods ended March 31, 2005 and June 30, 2005, filed with the Commission on May 12, 2005 and August 9, 2005, respectively; the Registrant's Current Reports on Form 8-K filed with the Commission on January 3, 2005, January 6, 2005, January 31, 2005, March 10, 2005, March 22, 2005,
          April 22, 2005, April 27, 2005, July 20, 2005, August 1, 2005 and
          August 24, 2005;

     (c) The Registrant's description of securities contained in the registration statement on Form 10, filed under File No. 1-9035 and declared effective on December 5, 1985, including any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such previous statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute part of this Registration Statement.

Item 4. Description of Securities

The securities to be offered pursuant to this Registration Statement include unit grants ("Unit Grants") providing ownership of limited partnership units (the "Units") of the Registrant, unit purchase options ("Unit Purchase Options") to purchase Units and unit appreciation rights ("UAR's") granting the holder a right to participate on certain terms in the value increases, if any, of our Units. Unit Grants may be restricted (subject to forfeiture on certain events and conditions) or unrestricted. There is no established trading market for the Unit Grants, Unit Purchase Options or UAR's. The Units are listed and traded on the National Association of Securities Dealers Automated Quotation System - National Market System ("NASDAQ-NMS") under the symbol POPEZ. The following table sets forth the 2005 year to date, 2004 and 2003 quarterly ranges of low and high prices, respectively, for the Units:

                        2005                  2004                  2003
                        ----                  ----                  ----

                   High       Low        High       Low        High        Low
                   ----       ---        ----       ---        ----        ---
First Quarter     $56.85     $19.35     $24.00     $15.00     $12.50     $ 7.00

Second Quarter    $37.68     $31.85     $20.74     $17.14     $12.40     $ 8.95

Third Quarter     $37.00*    $33.51*    $24.00     $18.02     $14.65     $11.70

Fourth Quarter      ----       ----     $25.25     $19.27     $15.99     $12.56

-------------------------
* Through August 31, 2005


The Units underlying the Unit Grants, Unit Purchase Options and UAR's are subject to certain rights and limitations described more fully in the Limited Partnership Agreement dated November 7, 1985, as amended (the "Partnership Agreement"). The total number of Unit Grants, Unit Purchase Options and UAR's that may be granted under the Plan is subject to the discretion of the Board of Directors of Pope MGP, Inc., the Registrant's Managing General Partner. Limited Partners are entitled to pro rata distributions of profits and losses at the end of each fiscal year, subject to certain limitations imposed by the Partnership Agreement and the Internal Revenue Code.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers

The Registrant has authority under applicable provisions of the Delaware Revised Limited Partnership Act to indemnify its directors and officers to the extent provided under such Act. The Registrant's Partnership Agreement, dated November 7, 1985 and as currently amended, contains additional indemnification provisions for the benefit of the managing general partner and the directors and officers of the managing general partner of the Registrant.

Item 7.  Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits.

The following Exhibits are filed as a part of this Registration Statement:

 Exhibit
 Number                       Description
 ------   -------------------------------
4.1       Specimen Depositary Receipt of Registrant. (1)

4.2       Limited Partnership Agreement, dated as of November 7, 1985. (1)

4.3       Amendment to Limited Partnership Agreement dated
          December 16, 1986. (2)

4.4       Amendment to Limited Partnership Agreement dated March 14, 1997. (3)

5.1 Opinion of Davis Wright Tremaine LLP as to the legality of the securities being registered hereunder.

23.1      Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2      Consent of Davis Wright Tremaine LLP (contained in Exhibit 5.1).

24.1      Power of Attorney (see signature page).

99.1      Pope Resources 2005 Unit Incentive Plan.

(1) Incorporated by reference from the Registrant's Registration Statement on Form 10 filed under File No. 1-9035 and declared effective by the Commission on December 5, 1985.
(2) Incorporated by reference from the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1987.
(3) Incorporated by reference from the Registrant's Proxy Statement filed with the Commission on February 11, 1997.

Item 9. Undertakings

     (1) The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
     Section 15(d) of the Securities Exchange Act that are incorporated by reference in the Registration Statement.


          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Poulsbo, State of Washington, on the 6th day of September 2005.

                                                  POPE RESOURCES,
                                                  A DELAWARE LIMITED PARTNERSHIP

Date: September 6, 2005          By  /s/ David L. Nunes
                                    --------------------------------------------
                                           DAVID L. NUNES,
                                           President and Chief Executive Officer
                                           (principal executive officer),
                                           Partnership and Pope MGP, Inc.;
                                           Director, Pope MGP, Inc.


                                POWER OF ATTORNEY

We, the undersigned officers and directors of the Registrant, Pope Resources, a Delaware Limited Partnership, and of Pope MGP, Inc., managing general partner of the Registrant, hereby severally and individually constitute and appoint David
L. Nunes and Thomas M. Ringo, and each of them, as true and lawful attorneys in fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys in fact, or any of them, may lawfully do or cause to be done by virtue of this appointment.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Date: September 6, 2005          By /s/ David L. Nunes
                                    --------------------------------------------
                                           DAVID L. NUNES,
                                           President and Chief Executive Officer
                                           (principal executive officer),
                                           Partnership and Pope MGP, Inc.;
                                           Director, Pope MGP, Inc.

Date: September 6, 2005          By /s/ Thomas M. Ringo
                                    --------------------------------------------
                                           THOMAS M. RINGO
                                           Vice President & CFO
                                           (principal financial and
                                           accounting officer),
                                           Partnership and Pope MGP, Inc.

Date: September 6, 2005          By /s/ J. Thurston Roach
                                    --------------------------------------------
                                           J. Thurston Roach
                                           Director, Pope MGP, Inc.

Date: September 6, 2005          By /s/ Peter T. Pope
                                    --------------------------------------------
                                           PETER T. POPE
                                           Director, Pope MGP, Inc.

Date: September 6, 2005          By /s/ Marco F. Vitulli
                                    --------------------------------------------
                                           MARCO F. VITULLI
                                           Director, Pope MGP, Inc.

Date: September 6, 2005          By /s/ Douglas E. Norberg
                                    --------------------------------------------
                                           DOUGLAS E. NORBERG
                                           Director, Pope MGP, Inc.

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Pope Resources 2005 Unit Incentive Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Poulsbo, State of Washington, on the 6th day of September, 2005.


                                           POPE  RESOURCES  2005 UNIT  INCENTIVE
                                           PLAN, BY HUMAN  RESOURCES  COMMITTEE
                                           OF THE BOARD OF DIRECTORS

Date: September 6, 2005          By /s/ Peter T. Pope
                                    --------------------------------------------
                                           Peter T. Pope, Director,
                                           Pope MGP, Inc.

                                  EXHIBIT INDEX
 Exhibit
 Number                       Description
 ------   -------------------------------
4.1       Specimen Depositary Receipt of Registrant. (1)

4.2       Limited Partnership Agreement, dated as of November 7, 1985. (1)

4.3       Amendment to Limited Partnership Agreement dated
          December 16, 1986. (2)

4.4       Amendment to Limited Partnership Agreement dated March 14, 1997. (3)

5.1 Opinion of Davis Wright Tremaine LLP as to the legality of the securities being registered hereunder.

23.1      Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2      Consent of Davis Wright Tremaine LLP (contained in Exhibit 5.1).

24.1      Power of Attorney (see signature page).

99.1      Pope Resources 2005 Unit Incentive Plan.

(1) Incorporated by reference from the Registrant's Registration Statement on Form 10 filed under File No. 1-9035 and declared effective by the Commission on December 5, 1985.
(2) Incorporated by reference from the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1987.
(3) Incorporated by reference from the Registrant's Proxy Statement filed with the Commission on February 11, 1997.